UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                      DECEMBER 27, 2004 (DECEMBER 27, 2004)


                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)


          OKLAHOMA                      1-13726                73-1395733
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 (State or other jurisdiction      (Commission File No.)      (IRS Employer
       of incorporation)                                    Identification No.)


 6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA               73118
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   (Address of principal executive offices)                     (Zip Code)


                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD

ITEM 7.01 - REGULATION FD DISCLOSURE.

On December 27, 2004, Chesapeake Energy Corporation issued a press release announcing an agreement to acquire BRG Petroleum Corporation and related partnerships and announcing the closing of an acquisition by Chesapeake Energy Corporation of certain properties from Hallwood Energy Corporation. The press release is attached as Exhibit 99.1.


SECTION 8 - OTHER EVENTS

ITEM 8.01 - OTHER EVENTS.

On December 27, 2004, Chesapeake Energy Corporation announced that it has entered into an agreement to acquire privately-held BRG Petroleum Corporation and related partnerships for $325 million in cash. In this transaction, Chesapeake anticipates acquiring an internally estimated 223 billion cubic feet of natural gas equivalent proved reserves (bcfe) and net production of approximately 30 million cubic feet of natural gas equivalent production (mmcfe) per day from 477 existing wells. The company has hedged 67% of BRG's current gas production at NYMEX gas prices of $7.42 per mmbtu and $7.45 per mmbtu for 2005 and 2006, respectively.

         BRG's properties are concentrated in the Mid-Continent and Ark-La-Tex regions. In these areas, Chesapeake has identified over 200 proved undeveloped drilling locations on BRG's leasehold. The drilling locations are concentrated in the Sahara gas resource play in Northwest Oklahoma and in the East Texas Cotton Valley gas resource play in Nacogdoches County, Texas.

     The BRG acquisition is expected to close on February 1, 2005 and is subject to customary closing conditions and purchase price adjustments. Chesapeake intends to finance the acquisition from cash on hand and by using its bank credit facility. Chesapeake is negotiating to expand its bank credit facility to $1 billion and extending the maturity of the facility to 2010.

         On December 15, 2004, Chesapeake closed its $292 million acquisition of Barnett Shale properties from Hallwood Energy Corporation. In the Hallwood acquisition, Chesapeake acquired Hallwood's 18,000 North Block asset in Johnson County, Texas. Through this transaction, Chesapeake acquired an internally estimated 135 bcfe of proved reserves and net production of approximately 25 mcfe per day. Chesapeake is currently utilizing two rigs to further develop the North Block asset and is participating as non-operator in two rigs operated by Hallwood that are operating on Hallwood's South Block, in which CHK owns a 44% working interest.

     This current report on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our current expectations or forecasts of future events. They include estimates of oil and gas reserves, expected oil and gas production, business strategy and other plans and objectives for future operations. Disclosures concerning derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility.

     Factors that could cause actual results to differ materially from expected results include the volatility of oil and gas prices; adverse effects our substantial indebtedness and preferred stock obligations could have on our operations and future growth; our ability to compete effectively against strong independent oil and gas companies and majors; possible financial losses and significant collateral requirements as a result of our commodity price and interest rate risk management activities; uncertainties inherent in estimating quantities of oil and gas reserves, including reserves we acquire; projecting future rates of production and the timing of development expenditures; exposure to potential liabilities of acquired properties and companies; our ability to replace reserves; the availability of capital; writedowns of oil and gas carrying values if commodity prices decline; environmental and other claims in excess of insured amounts resulting from drilling and production operations; and the loss of key personnel. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to update this information.

     Our production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Also, our internal estimates of reserves, particularly those in the properties proposed to be acquired where we may have limited review of data or experience with the reserves, may be subject to revision and may be different from estimates by our external reservoir engineers at year-end. Although we believe the expectations, estimates and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions and data or by known or unknown risks and uncertainties.


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


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 - FINAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits

EXHIBIT NO.             DOCUMENT DESCRIPTION
-----------             --------------------

    99.1           Press Release dated December 27, 2004.


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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CHESAPEAKE ENERGY CORPORATION


                                        By:  /s/ Aubrey K. McClendon
                                           ------------------------------------
                                                 Aubrey K. McClendon
                                               Chairman of the Board and
                                                Chief Executive Officer

Date:         December 27, 2004


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


                                  EXHIBIT INDEX


EXHIBIT NO.             DOCUMENT DESCRIPTION
-----------             --------------------

    99.1           Press Release dated December 27, 2004.



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